Exhibit 10.3
THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.
WARRANT TO PURCHASE COMMON STOCK
OF
HEALSPORT, INC.
VOID AFTER JANUARY 6, 2016
This Warrant is issued to Donald N. Raskin and Sharon L. Raskin, as Trustees of the Raskin Family Trust u/t/a dated January 18, 2008 (the “Holder”) by HEALTHSPORT, INC., a Delaware corporation (the “Company”), on January 6, 2011. This Warrant is issued pursuant to the terms of that certain Note and Warrant Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) in connection with the Company’s issuance and sale of convertible notes dated as of the same date (the “Convertible Note”). This Warrant is for the purchase of 300,000 shares of common stock at the exercise price of $0.09 per share subject to any adjustment the conversion shares may be subject to.
1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth and compliance with applicable laws, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company for a purchase price of nine cents ($0.09) (the “Exercise Price”) per share a number of fully paid and nonassessable shares of common stock, $0.0001 par value per share (“Common Stock”), of the Company, (the “Shares”); provided, however, that if the Conversion Price per share of the Convertible Notes, as defined in the Purchase Agreement and the Convertible Note is adjusted as provided in the Purchase Agreement and the Convertible Note, then the Exercise Price shall equal the Conversion Price as adjusted.
2. Exercise Period. This Warrant shall be exercisable, in whole or in part during the term commencing on January 6, 2011 (the “Warrant Exercisable Date”) and ending at 5:00 p.m. on January 6, 2016.
3. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a)	the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Secretary of the Company at its principal offices; and
(b)	the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.
4. Conversion. The Holder may elect to convert this Warrant, without the payment by the Holder of any additional consideration, into shares of Common Stock equal to the value of this Warrant (or the portion hereof being cancelled) by surrender of this Warrant to the Secretary of the Company at its principal office together with a duly executed copy of the form of Notice of Exercise attached hereto, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X=	Y(A-B)

A
Where: X = The number of shares of Common Stock to be issued to the Holder pursuant to such conversion.
Y = The number of Shares in respect of which such election to convert is made;
A = The fair market value of one share of Common Stock at the time such election to convert is made;
B = The Exercise Price (as in effect on such date of the conversion).
For purposes of this Section 4, the fair market value of one share of Common Stock as of a particular day shall be determined by reference to the average bid and ask price for Common Stock at the close of trading over the five (5) immediately preceding days on which the relevant market is open for trading.
5. Certificates for Shares. Upon the exercise of the purchase or conversion rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty (30) days of the delivery of the subscription notice.
6. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof other than those created by or imposed upon the Holder thereof through no action by the Company.
7. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or conversion of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefore on the basis of the Exercise Price then in effect.

8. No Stockholder Rights. Prior to the exercise or conversion of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or to be notified of stockholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 8 shall limit the right of the Holder to be provided the notices required under this Warrant.
9. Transfer of Warrant. Subject to compliance with applicable federal and state securities laws any other contractual restrictions between the Company and the Holder, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other government charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the Holder one or more appropriate new warrants.
10. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.
11. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of shares of Common Stock issued or issuable upon exercise of Warrants issued pursuant to the Purchase Agreement. Any waiver or amendment effected in accordance with this Section 11 shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding, each future holder of all such Shares, and the Company.
12. Effect of Amendment or Waiver. The Holder acknowledges that by the operation of Section 11 hereof, the holders of a majority of shares of Common Stock issued or issuable upon exercise of Warrants issued pursuant to the Purchase Agreement will have the right and power to diminish or eliminate all rights of such Holder under this Warrant.
13. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

14. Attorneys’ Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which it may be entitled.
15. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.
16. Governing Law. This Warrant shall be governed by the laws of the State of Delaware as applied to agreements among Minnesota residents made and to be performed entirely within the State of Delaware without regard to applicable conflict of laws rules.

HEALSPORT, INC.

By:	Kevin Taheri, Chairman

Date: January 6, 2011